EXHIBIT 99.1
NEWS RELEASE

Ducommun Incorporated Reports Results for the
Third Quarter Ended September 28, 2019
Revenue Rises 13%; Company Remains on Track for Strong 2019 Full Year Performance
SANTA ANA, California (October 30, 2019) – Ducommun Incorporated (NYSE:DCO) (“Ducommun” or the “Company”) today reported results for its third quarter ended September 28, 2019.
Third Quarter 2019 Highlights

•	Revenue increased 13.3% year-over-year to $181.1 million

•	Net income of $8.3 million, or $0.70 per diluted share

•	Gross margin increased 170 basis points year-over-year to 21.2%

•	Operating margin increased 380 basis points year-over-year to 8.1%

•	Adjusted EBITDA increased 30.8% year-over-year to $23.6 million

•	Acquired Nobles Worldwide, Inc. (“Nobles”) subsequent to quarter end
“I am very happy with the 3rd quarter results and continued strong performance of the company. We now have had five straight quarters of double digit revenue increases averaging 15% with over 85% of the gains being organic growth,” said Stephen G. Oswald, chairman, president and chief executive officer. “Our team continues to do an excellent job as well, relentlessly driving performance and cost through our Performance Center strategy expanding operating margins in the quarter by 380 basis points to 8.1% and achieving earnings of $0.70 per diluted share. Our strong performance also reflects ongoing demand for Ducommun’s broad array of engineering processes, products and aftermarket services along with pricing discipline. Adjusted EBITDA was also strong increasing almost 31% year-over-year to $24 million, and we generated $12.0 million in cash from operations, while our backlog remains near record levels.
“In addition and after the end of the quarter, I was pleased to announce that Ducommun had acquired Nobles Worldwide, a global leader in the design of ammunition handling systems. Nobles has been in business for over 70 years and supplies advanced tactical products for a variety of aircraft, naval vessels, and military vehicles in the U.S. and overseas. It’s a great fit for Ducommun’s defense platform opening new market opportunities while adding on another value-added, engineering products company with aftermarket support. Like our other two recent acquisitions, we believe Nobles will improve our growth profile, help expand margins and bolster our aftermarket services.
“As we look forward, we remain confident on a strong finish for 2019 and continued momentum in 2020 despite the continued uncertainty on the Boeing 737 Max return to service. We see great balance in the portfolio with our defense business and the many other commercial platforms we serve to deliver for Ducommun shareholders. Our team is also energized for the opportunities ahead.”
Third Quarter Results
Net revenue for the third quarter of 2019 was $181.1 million compared to $159.8 million for the third quarter of 2018. The year-over-year increase of 13.3% was primarily due to the following:

•	$12.6 million higher revenue in the Company’s commercial aerospace end-use markets due to additional content and higher build rates on large aircraft platforms; and

•	$9.0 million higher revenue in the Company’s military and space end-use markets due to higher build rates on other military and space platforms and various missile platforms.

Net income for the third quarter of 2019 was $8.3 million, or $0.70 per diluted share, compared to $4.2 million, or $0.36 per diluted share, for the third quarter of 2018. This reflects a $7.2 million increase in gross profit due to higher revenue and the associated operating leverage at the Company’s performance centers and operations performance. Restructuring charges were lower year-over-year by $3.4 million that were offset by $2.8 million of higher selling, general and administrative expenses, $1.9 million of higher interest expense, and $1.8 million of higher income taxes.
Gross profit for the third quarter of 2019 was $38.3 million, or 21.2% of revenue compared to gross profit of $31.1 million, or 19.5% of revenue, for the third quarter of 2018. The increase in gross margin year-over-year was due to improved operating leverage at the Company’s performance centers and improved operations performance. This resulted in favorable manufacturing volume, favorable product mix, and manufacturing efficiencies.
Operating income for the third quarter of 2019 was $14.6 million, or 8.1% of revenue, compared to $6.8 million, or 4.3% of revenue, in the comparable period last year. The year-over-year increase of $7.8 million was due to higher revenue and the associated operating leverage at the Company’s performance centers, improved operations performance, and lower restructuring charges in the current year.
Interest expense for the third quarter of 2019 was $4.4 million compared to $2.5 million in the comparable period of 2018. The year-over-year increase was due to higher interest rates.
Adjusted EBITDA for the third quarter of 2019 was strong at $23.6 million, or 13.1% of revenue, compared to $18.1 million, or 11.3% of revenue, for the comparable period in 2018, an increase of 30.8%.
During the third quarter of 2019, the net cash provided by operations was $12.0 million compared to $7.2 million during the third quarter of 2018. The change year-over-year was due to higher net income.
Business Segment Information
Electronic Systems
Electronic Systems segment net revenue for the quarter ended September 28, 2019 was $90.6 million, compared to $85.7 million for the third quarter of 2018. The year-over-year increase was primarily due to the following:

•
$5.0 million higher revenue within the Company’s military and space end-use markets due to higher build rates on other military and space platforms and various missile platforms, partially offset by lower military rotary-wing aircraft due to timing of orders; and

•	$0.2 million higher revenue within the Company’s commercial aerospace end-use markets.
Electronic Systems segment operating income was $9.7 million, or 10.7% of revenue, for the third quarter of 2019 compared to $9.1 million, or 10.6% of revenue, for the comparable quarter in 2018. The year-over-year increase of $0.6 million was due to lower restructuring charges.
Structural Systems
Structural Systems segment net revenue for the quarter ended September 28, 2019 was $90.5 million, compared to $74.1 million for the third quarter of 2018. The year-over-year increase was due to the following:

•	$12.4 million higher revenue within the Company’s commercial aerospace end-use markets due to additional content and higher build rates on large aircraft platforms; and

•	$4.0 million higher revenue within the Company’s military and space end-use markets due to higher build rates on military rotary-wing aircraft platforms and various missile platforms.
Structural Systems segment operating income for the quarter ended September 28, 2019 was $12.9 million, or 14.2% of revenue, compared to $4.0 million, or 5.3% of revenue, for the comparable quarter in 2018. The year-over-year increase of $8.9 million was due to improved operating leverage at the Company’s performance centers and improved operations performance. This resulted in favorable manufacturing volume, favorable product mix, and improved manufacturing efficiencies, along with lower restructuring charges in the current year.
Corporate General and Administrative (“CG&A”) Expenses
CG&A expenses for the third quarter of 2019 were $7.9 million, or 4.4% of total Company revenue, compared to $6.2 million, or 3.9% of total Company revenue, for the comparable quarter in the prior year. The year-over-year increase of

$1.7 million was due to higher other corporate expenses of $1.0 million and higher compensation and benefit costs of $0.7 million, partially offset by lower restructuring charges in the current year of $0.6 million.
Conference Call
A teleconference hosted by Stephen G. Oswald, the Company’s chairman, president, and chief executive officer, and Christopher D. Wampler, the Company’s vice president, interim chief financial officer and treasurer, and controller and chief accounting officer will be held today, October 30, 2019 at 2:00 p.m. PT (5:00 p.m. ET) to review these financial results. To participate in the teleconference, please call 844-239-5278 (international 574-990-1017) approximately ten minutes prior to the conference time. The participant passcode is 4590999. Mr. Oswald and Mr. Wampler will be speaking on behalf of the Company and anticipate the call (including Q&A) to last approximately 45 minutes.
This call is being webcast and can be accessed directly at the Ducommun website at www.ducommun.com. Conference call replay will be available after that time at the same link or by dialing 855-859-2056, passcode 4590999.
About Ducommun Incorporated
Ducommun Incorporated delivers value-added innovative manufacturing solutions to customers in the aerospace, defense and industrial markets. Founded in 1849, the Company specializes in two core areas - Electronic Systems and Structural Systems - to produce complex products and components for commercial aircraft platforms, mission-critical military and space programs, and sophisticated industrial applications. For more information, visit www.ducommun.com.
Forward Looking Statements
This press release and any attachments include “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, earnings guidance, the Company’s restructuring plan and any statements about the Company’s plans, strategies and prospects. The Company generally uses the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “look forward” and similar expressions in this press release and any attachments to identify forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things: whether the anticipated pre-tax restructuring charges will be sufficient to address all anticipated restructuring costs, including related to employee separation, facilities consolidation, inventory write-down and other asset impairments; whether the expected cost savings from the restructuring will ultimately be obtained in the amount and during the period anticipated; whether the restructuring in the affected areas will be sufficient to build a more cost efficient, focused, higher margin enterprise with higher returns for the Company's shareholders; the impact of the Company’s debt service obligations and restrictive debt covenants; the Company’s end-use markets are cyclical; the Company depends upon a selected base of industries and customers; a significant portion of the Company’s business depends upon U.S. Government defense spending; the Company is subject to extensive regulation and audit by the Defense Contract Audit Agency; contracts with some of the Company’s customers contain provisions which give the its customers a variety of rights that are unfavorable to the Company; further consolidation in the aerospace industry could adversely affect the Company’s business and financial results; the Company’s ability to successfully make acquisitions, including its ability to successfully integrate, operate or realize the projected benefits of such businesses; the Company relies on its suppliers to meet the quality and delivery expectations of its customers; the Company uses estimates when bidding on fixed-price contracts which estimates could change and result in adverse effects on its financial results; the impact of existing and future laws and regulations; the impact of existing and future accounting standards and tax rules and regulations; environmental liabilities could adversely affect the Company’s financial results; cyber security attacks, internal system or service failures may adversely impact the Company’s business and operations; and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause the Company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release, October 30, 2019, or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the Securities and Exchange Commission (which are available from the SEC’s EDGAR database at www.sec.gov, at various SEC reference facilities in the United States and through the Company’s website).

Note Regarding Non-GAAP Financial Information
This release contains non-GAAP financial measures, including Adjusted EBITDA (which excludes interest expense, income tax expense [benefit], depreciation, amortization, stock-based compensation expense, restructuring charges, and inventory purchase accounting adjustments).
The Company believes the presentation of these non-GAAP measures provide important supplemental information to management and investors regarding financial and business trends relating to its financial condition and results of operations. The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s actual and forecasted operating performance, capital resources and cash flow. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company discloses different non-GAAP financial measures in order to provide greater transparency and to help the Company’s investors to more meaningfully evaluate and compare Ducommun’s results to its previously reported results. The non-GAAP financial measures that the Company uses may not be comparable to similarly titled financial measures used by other companies. We define backlog as potential revenue and is based on customer placed purchase orders and long-term agreements (“LTAs”) with firm fixed price and expected delivery dates of 24 months or less. The majority of the LTAs do not meet the definition of a contract under ASC 606 and thus, the backlog amount disclosed herein is greater than the remaining performance obligations disclosed under ASC 606. Backlog is subject to delivery delays or program cancellations, which are beyond our control. Backlog is affected by timing differences in the placement of customer orders and tends to be concentrated in several programs to a greater extent than our net revenues. Backlog in industrial markets tends to be of a shorter duration and is generally fulfilled within a three month period. As a result of these factors, trends in our overall level of backlog may not be indicative of trends in our future net revenues.
CONTACTS:

Christopher D. Wampler, Vice President, Interim Chief Financial Officer and Treasurer, and Controller and Chief Accounting Officer, 657.335.3665
Chris Witty, Investor Relations, 646.438.9385, cwitty@darrowir.com
[Financial Tables Follow]

DUCOMMUN INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

	September 28, 2019	December 31, 2018
Assets
Current Assets
Cash and cash equivalents	$6,381	$10,263
Restricted cash	361	—
Accounts receivable, net	77,002	67,819
Contract assets	102,475	86,665
Inventories	109,848	101,125
Production cost of contracts	10,704	11,679
Other current assets	5,947	6,531
Total Current Assets	312,718	284,082
Property and equipment, Net	112,597	107,045
Operating lease right-of-use assets	18,602	—
Goodwill	136,057	136,057
Intangibles, net	103,977	112,092
Non-current deferred income taxes	313	308
Other assets	5,290	5,155
Total Assets	$689,554	$644,739
Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$78,310	$69,274
Contract liabilities	11,850	17,145
Accrued and other liabilities	37,701	37,786
Operating lease liabilities	2,915	—
Current portion of long-term debt	2,281	2,330
Total Current Liabilities	133,057	126,535
Long-term debt	222,600	228,868
Non-current operating lease liabilities	17,156	—
Non-current deferred income taxes	18,107	18,070
Other long-term liabilities	14,855	14,441
Total Liabilities	405,775	387,914
Commitments and contingencies
Shareholders’ Equity
Common stock	116	114
Additional paid-in capital	86,828	83,712
Retained earnings	203,682	180,356
Accumulated other comprehensive loss	(6,847)	(7,357)
Total Shareholders’ Equity	283,779	256,825
Total Liabilities and Shareholders’ Equity	$689,554	$644,739

DUCOMMUN INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Net Revenues	$181,101	$159,842	$534,162	$465,124
Cost of Sales	142,774	128,726	422,076	375,225
Gross Profit	38,327	31,116	112,086	89,899
Selling, General and Administrative Expenses	23,724	20,956	71,031	61,476
Restructuring Charges	—	3,373	—	10,784
Operating Income	14,603	6,787	41,055	17,639
Interest Expense	(4,363)	(2,497)	(13,140)	(9,159)
Income Before Taxes	10,240	4,290	27,915	8,480
Income Tax Expense	1,937	119	4,325	118
Net Income	$8,303	$4,171	$23,590	$8,362
Earnings Per Share
Basic earnings per share	$0.72	$0.37	$2.05	$0.73
Diluted earnings per share	$0.70	$0.36	$2.00	$0.72
Weighted-Average Number of Common Shares Outstanding
Basic	11,551	11,404	11,501	11,382
Diluted	11,794	11,683	11,784	11,639

Gross Profit %	21.2%	19.5%	21.0%	19.3%
SG&A %	13.1%	13.1%	13.3%	13.2%
Operating Income %	8.1%	4.3%	7.7%	3.8%
Net Income %	4.6%	2.6%	4.4%	1.8%
Effective Tax Rate	18.9%	2.8%	15.5%	1.4%

DUCOMMUN INCORPORATED AND SUBSIDIARIES
BUSINESS SEGMENT PERFORMANCE
(Unaudited)
(Dollars in thousands)

	Three Months Ended					Nine Months Ended
	% Change	September 28, 2019	September 29, 2018	% of Net Revenues 2019	% of Net Revenues 2018	% Change	September 28, 2019	September 29, 2018	% of Net Revenues 2019	% of Net Revenues 2018
Net Revenues
Electronic Systems	5.7%	$90,588	$85,696	50.0%	53.6%	4.5%	$264,045	$252,606	49.4%	54.3%
Structural Systems	22.1%	90,513	74,146	50.0%	46.4%	27.1%	270,117	212,518	50.6%	45.7%
Total Net Revenues	13.3%	$181,101	$159,842	100.0%	100.0%	14.8%	$534,162	$465,124	100.0%	100.0%
Segment Operating Income
Electronic Systems		$9,657	$9,050	10.7%	10.6%		$28,750	$23,463	10.9%	9.3%
Structural Systems		12,877	3,963	14.2%	5.3%		35,199	13,380	13.0%	6.3%
		22,534	13,013				63,949	36,843
Corporate General and Administrative Expenses(1)		(7,931)	(6,226)	(4.4)%	(3.9)%		(22,894)	(19,204)	(4.3)%	(4.1)%
Total Operating Income		$14,603	$6,787	8.1%	4.3%		$41,055	$17,639	7.7%	3.8%
Adjusted EBITDA
Electronic Systems
Operating Income		$9,657	$9,050				$28,750	$23,463
Depreciation and Amortization		3,569	3,707				10,602	11,022
Restructuring Charges		—	1,150				—	2,406
		13,226	13,907	14.6%	16.2%		39,352	36,891	14.9%	14.6%
Structural Systems
Operating Income		12,877	3,963				35,199	13,380
Depreciation and Amortization		3,350	2,576				9,750	7,510
Restructuring Charges		—	1,612				—	6,748
Inventory Purchase Accounting Adjustments		—	293				—	622
		16,227	8,444	17.9%	11.4%		44,949	28,260	16.6%	13.3%
Corporate General and Administrative Expenses(1)
Operating loss		(7,931)	(6,226)				(22,894)	(19,204)
Depreciation and Amortization		73	37				399	103
Stock-Based Compensation Expense		2,051	1,299				5,322	3,414
Restructuring Charges		—	611				—	1,798
		(5,807)	(4,279)				(17,173)	(13,889)
Adjusted EBITDA		$23,646	$18,072	13.1%	11.3%		$67,128	$51,262	12.6%	11.0%
Capital Expenditures
Electronic Systems		$1,768	$879				$4,820	$5,091
Structural Systems		2,747	3,935				10,108	6,565
Corporate Administration		—	185				—	375
Total Capital Expenditures		$4,515	$4,999				$14,928	$12,031

(1)	Includes costs not allocated to either the Electronic Systems or Structural Systems operating segments.

DUCOMMUN INCORPORATED AND SUBSIDIARIES
GAAP TO NON-GAAP OPERATING INCOME RECONCILIATION
(Unaudited)
(Dollars in thousands)

	Three Months Ended				Nine Months Ended
GAAP To Non-GAAP Operating Income	September 28, 2019	September 29, 2018	% of Net Revenues 2019	% of Net Revenues 2018	September 28, 2019	September 29, 2018	% of Net Revenues 2019	% of Net Revenues 2018
GAAP Operating income	$14,603	$6,787			$41,055	$17,639

GAAP Operating income - Electronic Systems	$9,657	$9,050			$28,750	$23,463
Adjustments:
Restructuring charges	—	1,150			—	2,406
Adjusted operating income - Electronic Systems	9,657	10,200	10.7%	11.9%	28,750	25,869	10.9%	10.2%

GAAP Operating income - Structural Systems	12,877	3,963			35,199	13,380
Adjustments:
Restructuring charges	—	1,612			—	6,748
Inventory purchase accounting adjustments	—	293			—	622
Adjusted operating income - Structural Systems	12,877	5,868	14.2%	7.9%	35,199	20,750	13.0%	9.8%

GAAP Operating loss - Corporate	(7,931)	(6,226)			(22,894)	(19,204)
Adjustment:
Restructuring charges	—	611			—	1,798
Adjusted operating loss - Corporate	(7,931)	(5,615)			(22,894)	(17,406)
Total adjustments	—	3,666			—	11,574
Adjusted operating income	$14,603	$10,453	8.1%	6.5%	$41,055	$29,213	7.7%	6.3%

DUCOMMUN INCORPORATED AND SUBSIDIARIES
GAAP TO NON-GAAP EARNINGS AND EARNINGS PER SHARE RECONCILIATION
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
GAAP To Non-GAAP Earnings	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
GAAP Net income	$8,303	$4,171	$23,590	$8,362
Adjustments:
Restructuring charges (1)	—	2,800	—	9,090
Inventory purchase accounting adjustments (1)	—	243	—	516
Total adjustments	—	3,043	—	9,606
Adjusted net income	$8,303	$7,214	$23,590	$17,968

	Three Months Ended		Nine Months Ended
GAAP Earnings Per Share To Non-GAAP Earnings Per Share	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
GAAP Diluted earnings per share (“EPS”)	$0.70	$0.36	$2.00	$0.72
Adjustments:
Restructuring charges (1)	—	0.24	—	0.78
Inventory purchase accounting adjustments (1)	—	0.02	—	0.04
Total adjustments	—	0.26	—	0.82
Adjusted diluted EPS	$0.70	$0.62	$2.00	$1.54

Shares used for adjusted diluted EPS	11,794	11,683	11,784	11,639

(1)	Includes effective tax rate of 17.0% for 2018 adjustments.

DUCOMMUN INCORPORATED AND SUBSIDIARIES
NON-GAAP BACKLOG* BY REPORTING SEGMENT
(Unaudited)
(Dollars in thousands)

	(In thousands)
	September 28, 2019	December 31, 2018
Consolidated Ducommun
Military and space	$372,492	$339,443
Commercial aerospace	429,368	487,232
Industrial	33,314	37,774
Total	$835,174	$864,449
Electronic Systems
Military and space	$255,769	$241,196
Commercial aerospace	68,100	48,032
Industrial	33,314	37,774
Total	$357,183	$327,002
Structural Systems
Military and space	$116,723	$98,247
Commercial aerospace	361,268	439,200
Total	$477,991	$537,447
* The Company defines backlog as potential revenue and is based on customer placed purchase orders and long-term agreements (“LTAs”) with firm fixed price and expected delivery dates of 24 months or less. Backlog as of as of September 28, 2019 was $835.2 million compared to $864.4 million as of December 31, 2018. Under ASC 606, the Company defines remaining performance obligations as customer placed purchase orders with firm fixed price and firm delivery dates. The remaining performance obligations disclosed under ASC 606 were $682.2 million.